EXHIBIT 4.2

REGISTRATION RIGHTS AGREEMENT

among

ARCHIPELAGO HOLDINGS, L.L.C.,

GENERAL ATLANTIC PARTNERS 77 L.P.,

GAP COINVESTMENT PARTNERS II, L.P.,

GAPSTAR, LLC,

GAPCO GMBH & CO. KG,

GAP-W, LLC,

GAP ARCHA HOLDINGS, INC.

and

THE OTHER PARTIES LISTED HEREIN

Dated: November 12, 2003

TABLE OF CONTENTS

1.	Definitions

2.	General; Securities Subject to this Agreement
	(a)	Grant of Rights
	(b)	Registrable Securities
	(c)	Holders of Registrable Securities

3.	Demand Registration
	(a)	Request for Demand Registration
	(b)	Incidental or “Piggy-Back” Rights with Respect to a Demand Registration.
	(c)	Effective Demand Registration
	(d)	Expenses.
	(e)	Underwriting Procedures
	(f)	Selection of Underwriters

4.	Incidental or “Piggy-Back” Registration
	(a)	Request for Incidental Registration
	(b)	Expenses

5.	Form S-3 Registration
	(a)	Request for a Form S-3 Registration.
	(b)	Form S-3 Underwriting Procedures.
	(c)	Limitations on Form S-3 Registrations
	(d)	Expenses
	(e)	No Demand Registration

6.	Holdback Agreements
	(a)	Restrictions on Public Sale by Designated Holders.
	(b)	Restrictions on Public Sale by the Company.

7.	Registration Procedures
	(a)	Obligations of the Company.
	(b)	Seller Information.
	(c)	Notice to Discontinue.
	(d)	Registration Expenses

8.	Indemnification; Contribution
	(a)	Indemnification by the Company
	(b)	Indemnification by Designated Holders
	(c)	Conduct of Indemnification Proceedings
	(d)	Contribution.

9.	Rule 144

10.	Miscellaneous
	(a)	Recapitalizations, Exchanges, etc.
	(b)	No Inconsistent Agreements.
	(c)	Limitation on “Piggy-Back” or Incidental Registration Rights
	(d)	Remedies
	(e)	Amendments and Waivers
	(f)	Notices.
	(g)	Successors and Assigns; Third Party Beneficiaries.
	(h)	Counterparts.
	(i)	Headings.
	(j)	GOVERNING LAW; CONSENT TO JURISDICTION.
	(k)	Severability.
	(l)	Rules of Construction.
	(m)	Entire Agreement
	(n)	Further Assurances
	(o)	Other Agreements.

Schedule 1		Class A Members
Exhibit A		Form of Assumption Agreement

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT, dated November 12, 2003 (this “Agreement”), among Archipelago Holdings, L.L.C., a Delaware limited liability company (the “Company”), General Atlantic Partners 77, L.P., a Delaware limited partnership (“GAP LP”), GAP Coinvestment Partners II, L.P., a Delaware limited partnership (“GAP Coinvestment”), GapStar, LLC, a Delaware limited liability company (“GapStar”), GAPCO GmbH & Co. KG, a German limited partnership (“GmbH Coinvestment”), GAP-W, LLC, a Delaware limited liability company (“GAP-W”), GAP Archa Holdings, Inc., a Delaware corporation (“GAP Holdings”), and the Class A Members of the Company and the Affiliates of certain of such Class A Members, in each case as listed on Schedule 1 hereto (the “Class A Members”).

WHEREAS, pursuant to the Contribution Agreement, dated the date hereof (the “Contribution Agreement”), between the Company and GAP Holdings, the Company has agreed to issue and sell to GAP Holdings an aggregate of 16,793,637 Preferred Shares (as hereinafter defined);

WHEREAS, concurrently herewith, the Company, GAP Holdings, the Class A Members and the other Members (as hereinafter defined) of the Company are entering into the Ninth Amended and Restated LLC Agreement (as hereinafter defined), pursuant to which (a) GAP Holdings has agreed that upon the occurrence of certain events specified therein the Members of the Company (other than GAP Holdings) shall have the right to put (the “Put”), on a pro rata basis, Shares (as hereinafter defined) having an aggregate purchase price of up to $75 million to GAP Holdings, collectively, and (b) the Members of the Company have agreed to, among other things, certain first refusal, drag-along and tag-along rights, preemptive rights and certain limited liability company governance rights and obligations;

WHEREAS, concurrently herewith, certain Class A Members are entering into a letter agreement, dated the date hereof (the “Letter Agreement”), pursuant to which such Class A Members have agreed to exercise the Put and sell to GAP Holdings, collectively, an aggregate of 25,190,609 Class A Shares (subject to reduction as set forth in the Ninth Amended and Restated LLC Agreement) for an aggregate purchase price of $75 million; and

WHEREAS, in order to induce GAP Holdings to purchase the Preferred Shares pursuant to the Contribution Agreement and to agree to the Put and to purchase Shares upon the exercise thereof, and to induce the parties hereto to enter into the Ninth Amended and Restated LLC Agreement, the Company has agreed to grant registration rights with respect to the Registrable Securities (as hereinafter defined) as set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Affiliate” means any Person who is an “affiliate” as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act. In addition, GAP LP, GAP Coinvestment, GapStar, GmbH Coinvestment, GAP-W and GAP Holdings shall be deemed to be Affiliates of one another for so long as they are Affiliates of GAP LLC.

“Agreement” means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

“Approved Underwriter” has the meaning set forth in Section 3(f).

“Board of Directors” means the Board of Directors of the Successor Corporation.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

“Class A Members” has the meaning set forth in the preamble to this Agreement.

“Class A Shareholders” means (a) the Class A Members and (b) any Permitted Transferee of a Class A Member to whom Registrable Securities are transferred.

“Class A Shares” has the meaning set forth in the Ninth Amended and Restated LLC Agreement.

“Class B Shares” has the meaning set forth in the Ninth Amended and Restated LLC Agreement.

“Class C Shares” has the meaning set forth in the Ninth Amended and Restated LLC Agreement.

“Closing Price” means, with respect to the Registrable Securities, as of the date of determination, (a) if the Registrable Securities are listed on a national securities exchange, the closing price per share of a Registrable Security on such date published in The Wall Street Journal (National Edition) or, if no such closing price on such date is published in The Wall Street Journal (National Edition), the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange on which the Registrable Securities are then listed or admitted to trading; or (b) if the Registrable Securities are not then listed or admitted to trading on any national securities exchange but are designated as national market system securities by the NASD, the last trading price per share of a Registrable Security on such date; or (c) if there shall have been no trading on such date or if the Registrable Securities are not designated as national market system securities by the NASD, the average of the reported closing bid and asked prices of the Registrable Securities on such date as shown by The Nasdaq Stock Market, Inc. (or its successor) and reported by any member firm of The New York Stock Exchange, Inc. selected by the Company; or (d) if none of (a), (b) or (c) is applicable, a market price per share determined in good faith by the Board of Directors. If trading is conducted on a continuous basis on any exchange, then the closing price shall be at 4:00 P.M. New York City time.

“Commission” means the Securities and Exchange Commission or any successor agency then having jurisdiction to enforce the Securities Act.

“Common Stock” means the common stock of the Successor Corporation.

“Company” has the meaning set forth in the preamble to this Agreement and shall, as the context requires or permits, also mean the Successor Corporation.

“Company Underwriter” has the meaning set forth in Section 4(a).

“Contribution Agreement” has the meaning set forth in the recitals to this Agreement.

“Conversion” means the reorganization of the Company as the Successor Corporation pursuant to Section 9.12 of the Ninth Amended and Restated LLC Agreement.

“Demand Registration” has the meaning set forth in Section 3(a).

“Designated Holder” means (a) each of the General Atlantic Shareholders and the Class A Shareholders and (b) any other Person who (i) is the transferee of Registrable Securities from a Class A Shareholder or from a General Atlantic Shareholder and (ii) has been granted rights under this Agreement in accordance with Section 10(g), provided that such Person shall only be a Designated Holder to the extent of such rights.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“GAP Coinvestment” has the meaning set forth in the preamble to this Agreement.

“GAP Holdings” has the meaning set forth in the preamble to this Agreement.

“GAP LLC” means General Atlantic Partners, LLC, a Delaware limited liability company and the general partner of GAP LP and the sole member of GapStar, and any successor to such entity.

“GAP LP” has the meaning set forth in the preamble to this Agreement.

“GAP-W” has the meaning set forth in the preamble to this Agreement.

“GapStar” has the meaning set forth in the preamble to this Agreement.

“General Atlantic Shareholders” means (a) GAP LP, GAP Coinvestment, GapStar, GmbH Coinvestment, GAP-W and GAP Holdings so long as each such entity is an Affiliate of GAP LLC, (b) any Subsequent General Atlantic Purchaser and (c) any Permitted Transferee of GAP LP, GAP Coinvestment, GapStar, GmbH Coinvestment, GAP-W or GAP Holdings to whom Registrable Securities are transferred.

“GmbH Coinvestment” has the meaning set forth in the preamble to this Agreement.

“GmbH Management” means GAPCO Management GmbH, a German company with limited liability and the general partner of GmbH Coinvestment, and any successor to such entity.

“Holders’ Counsel” has the meaning set forth in Section 7(a)(i).

“Incidental Registration” has the meaning set forth in Section 4(a).

“Indemnified Party” has the meaning set forth in Section 8(c).

“Indemnifying Party” has the meaning set forth in Section 8(c).

“Information” has the meaning set forth in Section 7(a)(vii).

“Initial Public Offering” means the initial public offering of any shares of Common Stock pursuant to an effective Registration Statement filed under the Securities Act.

“Initiating Holder” has the meaning set forth in Section 3(a).

“Inspector” has the meaning set forth in Section 7(a)(vii).

“IPO Effectiveness Date” means the date upon which the Successor Corporation closes its Initial Public Offering.

“Letter Agreement” has the meaning set forth in the recitals to this Agreement.

“Liability” has the meaning set forth in Section 8(a).

“Market Price” means, on any date of determination, the average of the daily Closing Price of shares of Common Stock for the immediately preceding thirty (30) days on which the national securities exchanges are open for trading.

“Member” has the meaning set forth in the Ninth Amended and Restated LLC Agreement.

“NASD” means the National Association of Securities Dealers, Inc.

“Ninth Amended and Restated LLC Agreement” means the Ninth Amended and Restated Limited Liability Company Agreement of the Company, dated the date hereof, among GAP Holdings, the Class A Members and the other signatories thereto, as the same may be amended, supplemented or modified in accordance with the terms thereof.

“Other Stockholder” means any holder of shares of Common Stock who is granted registration rights by the Company other than the registration rights granted pursuant to this Agreement.

“Permitted Transferee” means (a) prior to the Conversion, any Person to whom Shares or Preferred Shares are transferred and who has been admitted to the Company as an Additional Member (as defined in the Ninth Amended and Restated LLC Agreement) in accordance with the terms of the Ninth Amended and Restated LLC Agreement and (b) after the Conversion, with respect to any General Atlantic Shareholder or Class A Shareholder, any Affiliate of such General Atlantic Shareholder or Class A Shareholder, as the case may be, to whom Registrable Securities are transferred by such General Atlantic Shareholder or Class A Shareholder, respectively.

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Preferred Shares” means the Class A Convertible Redeemable Preferred Shares of the Company and any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued at or prior to the Conversion in respect of, in conversion of, in exchange for or in substitution of, the Class A Convertible Redeemable Preferred Shares.

“Preferred Stock” means any preferred stock of the Successor Corporation.

“Put” has the meaning set forth in the recitals to this Agreement.

“Records” has the meaning set forth in Section 7(a)(vii).

“Registrable Securities” means each of the following: (a) any and all shares of Common Stock acquired by any of the Designated Holders in respect of, in conversion of, in exchange for or in substitution of, the Preferred Shares, the Shares or any other membership interests in the Company in connection with the Conversion or issued or issuable upon conversion of any shares of Preferred Stock or the exercise of any Share Equivalents acquired by any of the Designated Holders in respect of, in conversion of, in exchange for or in substitution of, the Preferred Shares, the Shares or any other membership interests in the Company in connection with the Conversion, (b) any other shares of Common Stock acquired or owned by any of the Designated Holders prior to the IPO Effectiveness Date, or acquired or owned by any of the Designated Holders after the IPO Effectiveness Date if such Designated Holder is an Affiliate of the Company or the Successor Corporation and (c) any shares of Common Stock issued or issuable to any of the Designated Holders with respect to the Registrable Securities by way of dividend or stock split or in connection with a combination of shares of Common Stock, recapitalization, merger, consolidation or other reorganization or otherwise and any shares of Common Stock or voting shares issuable upon conversion, exercise or exchange thereof; provided, however, that Registrable Securities will cease to be Registrable Securities as set forth in Section 2(b).

“Registration Expenses” has the meaning set forth in Section 7(d).

“Registration Statement” means a registration statement filed pursuant to the Securities Act.

“Respective Demand Registration Date” means (a) with respect to the Class A Shareholders, any time after one hundred eighty (180) days after the IPO Effectiveness Date and (b) with respect to the General Atlantic Shareholders, any time after the earlier of (x) the first anniversary of the IPO Effectiveness Date and (y) ninety (90) days after the date on which the Successor Corporation consummates a Demand Registration made by the Class A Shareholders.

“S-3 Initiating Holders” has the meaning set forth in Section 5(a).

“S-3 Registration” has the meaning set forth in Section 5(a).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Shares” means the Class A Shares, Class B Shares, Class C Shares and any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued at or prior to the Conversion in respect of, in conversion of, in exchange for or in substitution of, the Class A Shares, Class B Shares or Class C Shares.

“Share Equivalents” means any security or obligation which is by its terms, directly or indirectly, convertible into or exchangeable or exercisable for shares of Common Stock, including, without limitation, Preferred Stock, and any option, warrant or other subscription or purchase right with respect to shares of Common Stock or any Share Equivalent.

“Subsequent General Atlantic Purchaser” means any Affiliate of GAP LLC that, after the date hereof, acquires any Registrable Securities; provided, however, that if such acquisition occurs prior to the Conversion, such Affiliate has been admitted to the Company as an Additional Member (as defined in the Ninth Amended and Restated LLC Agreement) in accordance with the terms of the Ninth Amended and Restated LLC Agreement.

“Successor Corporation” has the meaning set forth in the Ninth Amended and Restated LLC Agreement.

“Valid Business Reason” has the meaning set forth in Section 3(a).

2. General; Securities Subject to this Agreement.

(a) Grant of Rights. The Company hereby grants registration rights to the Designated Holders upon the terms and conditions set forth in this Agreement.

(b) Registrable Securities. For the purposes of this Agreement, Registrable Securities will cease to be Registrable Securities, when (i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the Commission and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) (x) the entire amount of the Registrable Securities owned by a Designated Holder may be sold in a single sale, without any limitation as to volume pursuant to Rule 144 (or any successor provision then in effect) under the Securities Act and (y) until such time as such Designated Holder is no longer subject to the volume restrictions of Rule 144(e) under the Securities Act by virtue of the operation of Rule 144(k) under the Securities Act, such Designated Holder owning such Registrable Securities owns less than one percent (1%) of the outstanding class of Registrable Securities proposed to be sold, or (iii) the Registrable Securities are proposed to be sold or distributed by a Person not entitled to the registration rights granted by this Agreement.

(c) Holders of Registrable Securities. A Person is deemed to be a holder of Registrable Securities whenever such Person owns of record Registrable Securities, or holds an option to purchase, or a security convertible into, or exercisable or exchangeable for, Registrable Securities whether or not such acquisition, conversion exercise or exchange has actually been effected, provided that such option or security convertible into, or exercisable or exchangeable for, Registrable Securities is then immediately convertible into, or exercisable or exchangeable for, as the case may be, Registrable Securities, unless the Successor Corporation otherwise agrees. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities. Registrable Securities issuable upon exercise of an option or upon conversion of, or exercise or exchange of, another security shall be deemed outstanding for the purposes of this Agreement, provided that such option or other security is then immediately convertible into, or exercisable or exchangeable for, as the case may be, Registrable Securities, unless the Successor Corporation otherwise agrees.

3. Demand Registration.

(a) Request for Demand Registration.

(i) At any time after the Respective Demand Registration Date, one or more of (x) the General Atlantic Shareholders as a group, acting through GAP LP or their written designee or (y) the Class A Shareholders as a group, upon the written request of Class A Shareholders holding 25% or more of the Registrable Securities held by all the Class A Shareholders, (each, an “Initiating Holder” and together, the “Initiating Holders”) may make a written request to the Company to register, and the Company shall register, under the Securities Act (other than pursuant to a Registration Statement on Form S-4 or S-8 or any successor thereto) (a “Demand Registration”), the number of Registrable Securities stated in such request; provided, however, that the Company shall not be obligated to effect (A) more than two (2) such Demand Registrations for the General Atlantic Shareholders and more than six (6) such Demand Registrations in the aggregate for the Class A Shareholders and (B) a Demand Registration if the Initiating Holders propose to sell their Registrable Securities at an aggregate price (calculated based upon the Market Price of the Registrable Securities on the date of filing of the Registration Statement with respect to such Registrable Securities) to the public of less than $30,000,000, if the Initiating Holders have elected in accordance with Section 3(e) to cause such Demand Registration to be in the form of a firm commitment underwritten offering, or $15,000,000, if the Initiating Holders have not elected to cause such Demand Registration to be in the form of a firm commitment underwritten offering. For purposes of the preceding sentence, two or more Registration Statements filed in response to one demand shall be counted as one Demand Registration.

(ii) If the Board of Directors, in its good faith judgment, determines that any registration of Registrable Securities should not be made or continued because it would (x) materially adversely affect any material financing, acquisition, corporate reorganization or merger or other material transaction involving the Company or (y) require the Company to disclose in a Registration Statement information not otherwise then required by law to be publicly disclosed and, in the good faith judgment of the Board of Directors, (A) such disclosure would be materially harmful to the Company and its stockholders or (B) the Company has a bona fide purpose for preserving the confidentiality of such information (each, a “Valid Business Reason”), the Company (1) may postpone filing a Registration Statement relating to a Demand Registration until such Valid Business Reason no longer exists, but in no event for more than ninety (90) days, and (2) in case a Registration Statement has been filed relating to a Demand Registration, upon the approval of a majority of the Board of Directors, may cause such Registration Statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such Registration Statement. The Company shall give written notice of its determination to postpone or withdraw a Registration Statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof. Notwithstanding anything to the contrary contained herein, the Company may not postpone or withdraw a filing under this Section 3(a) more than twice in any twelve (12) month period for periods that in the aggregate may not exceed ninety (90) days. Each request for a Demand Registration by the Initiating Holders shall state the amount of the Registrable Securities proposed to be sold and the intended method of disposition thereof.

(b) Incidental or “Piggy-Back” Rights with Respect to a Demand Registration. Each of the Designated Holders (other than Initiating Holders which have requested a registration under Section 3(a)) may offer its Registrable Securities under any Demand Registration pursuant to this Section 3(b). Within five (5) days after the receipt of a request for a Demand Registration from an Initiating Holder, the Company shall (i) give written notice thereof to all of the Designated Holders (other than Initiating Holders which have requested a registration under Section 3(a)) and (ii) subject to Section 3(e), include in such registration all of the Registrable Securities held by such Designated Holders from whom the Company has received a written request for inclusion therein within ten (10) days of the receipt by such Designated Holders of such written notice referred to in clause (i) above, provided that any Class A Shareholder that has requested in writing to participate in a Demand Registration initially requested by the Class A Shareholders shall be deemed to be an Initiating Holder (and not a Designated Holder requesting inclusion of its Registrable Securities in accordance with this sentence) for purposes of Sections 3(c), 3(d), 3(e) and 6(a). Each such request by such Designated Holders shall specify the number of Registrable Securities proposed to be registered. The failure of any Designated Holder to respond within such 10-day period referred to in clause (ii) above shall be deemed to be a waiver of such Designated Holder’s rights under this Section 3 with respect to such Demand Registration. Any Designated Holder may waive its rights under this Section 3 prior to the expiration of such 10-day period by giving written notice to the Company, with a copy to the Initiating Holders. If a Designated Holder sends the Company a written request for inclusion of part or all of such Designated Holder’s Registrable Securities in a registration, such Designated Holder shall not be entitled to withdraw or revoke such request without the prior written consent of the Company in its sole discretion unless, as a result of facts or circumstances arising after the date on which such request was made relating to the Company or to market conditions, such Designated Holder reasonably determines that participation in such registration would have a material adverse effect on such Designated Holder.

(c) Effective Demand Registration. The Company shall use its reasonable best efforts to cause any such Demand Registration to become and remain effective not later than sixty (60) days after it receives a request under Section 3(a). A registration shall not constitute a Demand Registration until it has become effective and remains continuously effective for the lesser of (i) the period during which all Registrable Securities registered in the Demand Registration are sold and (ii) one hundred and twenty (120) days; provided, however, that a registration shall not constitute a Demand Registration if (x) after such Demand Registration has become effective, such registration or the related offer, sale or distribution of Registrable Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the Initiating Holders and such interference is not thereafter eliminated or (y) the conditions specified in the underwriting agreement, if any, entered into in connection with such Demand Registration are not satisfied or waived, other than by reason of a failure by the Initiating Holder.

(d) Expenses. The Company shall pay all Registration Expenses in connection with a Demand Registration, whether or not such Demand Registration becomes effective; provided, however, that if a Demand Registration is withdrawn at the request of the Initiating Holders holding a majority of the Registrable Securities held by all of the Initiating Holders (other than as a result of information concerning the business or financial condition of the Company made known to the Initiating Holders within thirty (30) days after the date on which such Demand Registration was requested) and if such Initiating Holders elect not to have such registration count as a Demand Registration, each of the Initiating

Holders shall pay the Registration Expenses of such registration pro rata in accordance with the number of its Registrable Securities that were to have been included in such registration.

(e) Underwriting Procedures. If the Company or the Initiating Holders holding a majority of the Registrable Securities held by all of the Initiating Holders so elect, the Company shall use its reasonable best efforts to cause such Demand Registration to be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter selected in accordance with Section 3(f). In connection with any Demand Registration under this Section 3 involving an underwritten offering, none of the Registrable Securities held by any Designated Holder making a request for inclusion of such Registrable Securities pursuant to Section 3(b) shall be included in such underwritten offering unless such Designated Holder accepts the terms of the offering as agreed upon by the Company, the Initiating Holders and the Approved Underwriter, and then only in such quantity as will not, in the opinion of the Approved Underwriter, jeopardize the success of such offering by the Initiating Holders. If the Approved Underwriter advises the Company that the aggregate amount of such Registrable Securities requested to be included in such offering is sufficiently large to have a material adverse effect on the success of such offering, then the Company shall include in such registration only the aggregate amount of Registrable Securities that the Approved Underwriter believes may be sold without any such material adverse effect and shall reduce the amount of Registrable Securities to be included in such registration, first as to the Company, second as to (x) the Designated Holders (who are not Initiating Holders and who requested to participate in such registration pursuant to Section 3(b)) as a group, if any, and (y) the Other Stockholders who requested to be included in such offering, if any, as a group, in the case of foregoing clauses (x) and (y) pro rata based on the number of Registrable Securities owned by such Designated Holders and the number of shares of Common Stock owned by such Other Stockholders and third as to the Initiating Holders as a group, pro rata based on the number of Registrable Securities owned by each Initiating Holder. No Other Stockholder may participate in any offering under this Section 3 unless it satisfies all requirements under this Section 3 that a Designated Holder exercising rights under Section 3(b) to include some or all of its Registrable Securities in a Demand Registration would have to satisfy.

(f) Selection of Underwriters. If any Demand Registration or S-3 Registration, as the case may be, of Registrable Securities is in the form of an underwritten offering, the Company, acting through the Board of Directors, shall select and obtain an investment banking firm of national reputation to act as the managing underwriter of the offering (the “Approved Underwriter”).

4. Incidental or “Piggy-Back” Registration.

(a) Request for Incidental Registration. At any time after the IPO Effectiveness Date, if the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of shares of Common Stock by the Company for its own account (other than a Registration Statement on Form S-4 or S-8 or any successor thereto) or for the account of any Other Stockholder, then the Company shall give written notice of such proposed filing to each of the Designated Holders at least ten (10) days before the anticipated filing date, and such notice shall describe the proposed registration and distribution and offer such Designated Holders the opportunity to register the number of Registrable Securities as each such Designated Holder may request (an “Incidental Registration”). The Company shall use its reasonable best efforts (within ten (10) days of the notice provided for in the preceding sentence) to cause the managing underwriter or underwriters in the case of a proposed underwritten offering (the “Company Underwriter”) to permit each of the Designated Holders who have requested in writing to participate in the Incidental Registration to include its Registrable Securities in such offering on the same terms and conditions as the shares of Common Stock for the account of the Company or for the account of such Other Stockholder, as the case may be, included therein. In connection with any Incidental Registration under this Section 4(a) involving an underwritten offering, the Company shall not be required to include any Registrable Securities in such underwritten offering unless the Designated Holders thereof accept the terms of the underwritten offering as agreed upon between the Company and the Company Underwriter, and then only in such quantity as the Company Underwriter believes will not jeopardize the success of the offering by the Company. If the Company Underwriter determines that the registration of all or part of the Registrable Securities which the Designated Holders have requested to be included would materially adversely affect the success of such offering, then the Company shall be required to include in such Incidental Registration, to the extent of the amount that the Company Underwriter believes may be sold without causing such adverse effect, first, (i) if the Registration Statement is proposed by the Company to be filed with respect to an offering of shares of Common Stock for the account of the Company, all of the shares of Common Stock to be offered for the account of the Company or (ii) if the Registration Statement is requested to be filed with respect to an offering of shares of Common Stock for the account or accounts of an Other Stockholder or Other Stockholders, all of the shares of Common Stock to be offered for the account or accounts of such Other Stockholder or Other Stockholders initially requesting such Registration Statement; second, (x) the Registrable Securities to be offered for the account of the Designated Holders pursuant to this Section 4 and (y) the shares of Common Stock to be offered for the account of any Other Stockholder requested to be included in such offering (other than any shares of Common Stock offered for the account of the Other Stockholder, if any, initially requesting such Registration Statement), in the case of foregoing clauses (x) and (y) pro rata based on the number of Registrable Securities owned by each such Designated Holder and the number of shares of Common Stock owned by each such Other Stockholder; and third, the shares of Common Stock to be offered for the account of the Company, if the Registration Statement is not initially proposed by the Company to be filed with respect to an offering of shares of Common Stock for the account of the Company.

(b) Expenses. The Company shall bear all Registration Expenses in connection with any Incidental Registration pursuant to this Section 4, whether or not such Incidental Registration becomes effective.

5. Form S-3 Registration.

(a) Request for a Form S-3 Registration. Upon the Company becoming eligible for use of Form S-3 (or any successor form thereto) under the Securities Act in connection with a public offering of its securities, in the event that the Company shall receive from one or more of the General Atlantic

Shareholders as a group, acting through GAP LP or their written designee, or the Class A Shareholders as a group, upon the written request of Class A Shareholders holding 25% or more of the Registrable Securities held by all the Class A Shareholders, (each, an “S-3 Initiating Holder” and together, the “S-3 Initiating Holders”), a written request that the Company register, under the Securities Act on Form S-3 (or any successor form then in effect) (an “S-3 Registration”), all or a portion of the Registrable Securities owned by such S-3 Initiating Holders, the Company shall give written notice of such request to all of the Designated Holders (other than S-3 Initiating Holders which have requested an S-3 Registration under this Section 5(a)) at least ten (10) days before the anticipated filing date of such Form S-3, and such notice shall describe the proposed registration and offer such Designated Holders the opportunity to register the number of Registrable Securities as each such Designated Holder may request in writing to the Company, given within ten (10) days after their receipt from the Company of the written notice of such registration. With respect to each S-3 Registration, the Company shall, subject to Section 5(b), (i) include in such offering the Registrable Securities of the S-3 Initiating Holders and (ii) use its reasonable best efforts to (x) cause such registration pursuant to this Section 5(a) to become and remain effective as soon as practicable, but in any event not later than sixty (60) days after it receives a request therefor and (y) include in such offering the Registrable Securities of the Designated Holders (other than S-3 Initiating Holders which have requested an S-3 Registration under this Section 5(a)) who have requested in writing to participate in such registration on the same terms and conditions as the Registrable Securities of the S-3 Initiating Holders included therein, provided that any Class A Shareholder that has requested in writing to participate in an S-3 Registration initially requested by the Class A Shareholders shall be deemed to be an S-3 Initiating Holder (and not a Designated Holder requesting inclusion of its Registrable Securities in accordance with the preceding clause (y)) for purposes of this sentence and Sections 5(b), 5(c), 5(d) and 6(a).

(b) Form S-3 Underwriting Procedures. If the S-3 Initiating Holders holding a majority of the Registrable Securities held by all of the S-3 Initiating Holders so elect, the Company shall use its reasonable best efforts to cause such S-3 Registration pursuant to this Section 5 to be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter selected in accordance with Section 3(f). In connection with any S-3 Registration under this Section 5 involving an underwritten offering, the Company shall not be required to include any Registrable Securities in such underwritten offering unless the Designated Holders thereof accept the terms of the underwritten offering as agreed upon between the Company, the Approved Underwriter and the S-3 Initiating Holders, and then only in such quantity as will not, in the opinion of the Approved Underwriter, jeopardize the success of such offering by the S-3 Initiating Holders. If the Approved Underwriter advises the Company that the registration of all or part of (i) the Registrable Securities which the S-3 Initiating Holders and the other Designated Holders have requested to be included or (ii) the shares of Common Stock which any Other Stockholder has requested to be included would materially adversely affect the success of such public offering, then the Company shall be required to include in the underwritten offering, to the extent of the amount that the Approved Underwriter believes may be sold without causing such adverse effect, first, all of the Registrable Securities to be offered for the account of the S-3

Initiating Holders, pro rata based on the number of Registrable Securities owned by such S-3 Initiating Holders; and second, (x) the Registrable Securities to be offered for the account of the other Designated Holders who requested inclusion of their Registrable Securities pursuant to Section 5(a) and (y) the shares of Common Stock to be offered for the account of any Other Stockholder who requested to be included in such offering, in the case of foregoing clauses (x) and (y) pro rata based on the number of Registrable Securities owned by each such Designated Holder and the number of shares of Common Stock owned by each such Other Stockholder. No Other Stockholder may participate in any offering under this Section 5 unless it satisfies all requirements under this Section 5 that a Designated Holder exercising rights under Section 5(a) to include some or all of its Registrable Securities in an S-3 Registration would have to satisfy.

(c) Limitations on Form S-3 Registrations. If the Board of Directors has a Valid Business Reason, the Company (x) may postpone filing a Registration Statement relating to an S-3 Registration until such Valid Business Reason no longer exists, but in no event for more than ninety (90) days and (y) in case a Registration Statement has been filed relating to an S-3 Registration, upon the approval of a majority of the Board of Directors, may cause such Registration Statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such Registration Statement. The Company shall give written notice of its determination to postpone or withdraw a Registration Statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof. Notwithstanding anything to the contrary contained herein, the Company may not postpone or withdraw a filing due to a Valid Business Reason more than twice in any twelve (12) month period for periods that in the aggregate may not exceed ninety (90) days. In addition, the Company shall not be required to effect any registration pursuant to Section 5(a), (i) within ninety (90) days after the effective date of any other Registration Statement of the Company, (ii) if within the twelve (12) month period preceding the date of such request, the Company has effected two (2) registrations on Form S-3 pursuant to Section 5(a), (iii) if Form S-3 is not available for such offering by the S-3 Initiating Holders or (iv) if the S-3 Initiating Holders, together with the Designated Holders (other than S-3 Initiating Holders which have requested an S-3 Registration under Section 5(a)) registering Registrable Securities in such registration, propose to sell their Registrable Securities at an aggregate price (calculated based upon the Market Price of the Registrable Securities on the date of filing of the Form S-3 with respect to such Registrable Securities) to the public of less than $10,000,000.

(d) Expenses. The Company shall bear all Registration Expenses in connection with any S-3 Registration pursuant to this Section 5, whether or not such S-3 Registration becomes effective; provided, however, that if an S-3 Registration is withdrawn at the request of the S-3 Initiating Holders holding a majority of the Registrable Securities held by all of the S-3 Initiating Holders (other than as a result of information concerning the business or financial condition of the Company made known to the S-3 Initiating Holders within thirty (30) days after the date on which such S-3 Registration was requested) and if such S-3 Initiating Holders elect not to have such registration count as an S-3 Registration, each of the S-3 Initiating Holders shall pay the Registration Expenses of such registration pro rata in accordance with the number of its Registrable Securities that were to have been included in such registration.

(e) No Demand Registration. No registration requested by any S-3 Initiating Holder pursuant to this Section 5 shall be deemed a Demand Registration pursuant to Section 3.

6. Holdback Agreements.

(a) Restrictions on Public Sale by Designated Holders. To the extent (i) requested (A) by the Company, the Initiating Holders or the S-3 Initiating Holders, as the case may be, in the case of a non-underwritten public offering and (B) by the Approved Underwriter or the Company Underwriter, as the case may be, in the case of an underwritten public offering and (ii) all of the Company’s executive officers, directors and holders in excess of one percent (1%) of its outstanding equity securities execute agreements substantially similar (provided that the period during which such executive officers, directors and holders may not take the actions set forth in the following clause (x) is identical) to those referred to in this Section 6(a), each Designated Holder agrees (x) not to effect any public sale or distribution of any Registrable Securities or of any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 under the Securities Act, or offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to, any Registrable Securities and (y) not to make any request for a Demand Registration or S-3 Registration under this Agreement, during the ninety (90) day period or such shorter period, if any, mutually agreed upon by such Designated Holder and the requesting party beginning on the effective date of the Registration Statement (except as part of such registration) for such public offering. No Designated Holder of Registrable Securities subject to this Section 6(a) shall be released from any obligation under any agreement, arrangement or understanding entered into pursuant to this Section 6(a) unless all other Designated Holders of Registrable Securities subject to the same obligation are also released.

(b) Restrictions on Public Sale by the Company. The Company agrees not to effect any public sale or distribution of any of its securities, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to registrations on Form S-4 or S-8 or any successor thereto), during the period beginning on the effective date of any Registration Statement in which the Designated Holders of Registrable Securities are participating and ending on the earlier of (i) the date on which all Registrable Securities registered on such Registration Statement are sold and (ii) one hundred and twenty (120) days after the effective date of such Registration Statement (except as part of such registration).

7. Registration Procedures.

(a) Obligations of the Company. Whenever registration of Registrable Securities has been requested pursuant to Section 3, Section 4 or Section 5, the Company shall use its reasonable best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof as expeditiously as reasonably practicable, and in connection with any such request, the Company shall, as expeditiously as possible:

(i) prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of such Registrable Securities in accordance with the intended method of distribution thereof, and cause such Registration Statement to become effective; provided, however, that (x) before filing a Registration Statement or prospectus or any amendments or supplements thereto, the Company shall provide counsel selected by the Designated Holders holding a majority of the Registrable Securities being registered in such registration (“Holders’ Counsel”) and any other Inspector with an adequate and appropriate opportunity to review and comment on such Registration Statement and each prospectus included therein (and each amendment or supplement thereto) to be filed with the Commission, subject to such documents being under the Company’s control, and (y) the Company shall notify the Holders’ Counsel and each seller of Registrable Securities of any stop order issued or threatened by the Commission and take all actions required to prevent the entry of such stop order or to remove it if entered;

(ii) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the lesser of (x) one hundred and twenty (120) days and (y) such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold; and shall comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

(iii) furnish to each seller of Registrable Securities, prior to filing a Registration Statement, at least one copy of such Registration Statement as is proposed to be filed, and thereafter such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), and the prospectus included in such Registration Statement (including each preliminary prospectus) and any prospectus filed under Rule 424 under the Securities Act as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(iv) register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as any seller of Registrable Securities may request, and to continue such qualification in effect in such jurisdiction for as long as permissible pursuant to the laws of such jurisdiction, or for as long as any such seller requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Company shall not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 7(a)(iv), (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction;

(v) notify each seller of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and the Company shall promptly prepare a supplement or amendment to such prospectus and furnish to each seller of Registrable Securities a reasonable number of copies of such supplement to or an amendment of such prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(vi) enter into and perform customary agreements (including an underwriting agreement in customary form with the Approved Underwriter or Company Underwriter, if any, selected as provided in Section 3, Section 4 or Section 5, as the case may be) and take such other actions as are prudent and reasonably required in order to expedite or facilitate the disposition of such Registrable Securities, including causing its officers to participate in “road shows” and other information meetings organized by the Approved Underwriter or Company Underwriter;

(vii) make available at reasonable times for inspection by any seller of Registrable Securities, any managing underwriter participating in any disposition of such Registrable Securities pursuant to a Registration Statement, Holders’ Counsel and any attorney, accountant or other agent retained by any such seller or any managing underwriter (each, an “Inspector” and collectively, the “Inspectors”), all financial and other records, pertinent limited liability company or corporate documents and properties of the Company and its subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s and its subsidiaries’ officers, directors and employees, and the independent public accountants of the Company, to supply all information (together with the Records, the “Information”) reasonably requested by any such Inspector in connection with such Registration Statement. Information that the Company determines, in good faith, to be confidential and which it notifies the Inspectors is confidential shall not be disclosed by the Inspectors (and the Inspectors shall confirm their agreement in writing in advance to the Company if the Company shall so request) unless (x) the disclosure of such Information is necessary, in the Company’s good faith judgment, to avoid or correct a misstatement or omission in the Registration Statement, (y) the release of such Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction after exhaustion of all appeals therefrom or (z) the Information was known to the Inspectors on a non-confidential basis prior to its disclosure by the Company or has been made generally available to the public. If requested by the Company, an Inspector shall enter into a confidentiality agreement with the Company on terms and conditions reasonably satisfactory to the Company. Each seller of Registrable Securities agrees that it shall, upon learning that disclosure of such Information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential;

(viii) if such sale is pursuant to an underwritten offering, obtain a “cold comfort” letter dated the effective date of the Registration Statement and the date of the closing under the underwriting agreement from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by “cold comfort” letters as Holders’ Counsel or the managing underwriter reasonably requests;

(ix) furnish, at the request of any seller of Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration, an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to the seller making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as the underwriters may reasonably request and are customarily included in such opinions; provided that no such opinion is required to be delivered to any seller one or more of whose direct or indirect beneficial owners is an officer of the Company;

(x) comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable but no later than fifteen (15) months after the effective date of the Registration Statement, an earnings statement covering a period of twelve (12) months beginning after the effective date of the Registration Statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(xi) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed, provided that the applicable listing requirements are satisfied;

(xii) keep Holders’ Counsel advised as to the initiation and progress of any registration under Section 3, Section 4 or Section 5;

(xiii) cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD; and

(xiv) use its reasonable best efforts to take all other steps reasonably necessary to effect the registration of the Registrable Securities contemplated hereby.

(b) Seller Information. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish, and such seller shall furnish, to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing.

(c) Notice to Discontinue. Each Designated Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 7(a)(v), such Designated Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Designated Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 7(a)(v) and, if so directed by the Company, such Designated Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Designated Holder’s possession, of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including, without limitation, the period referred to in Section 7(a)(ii)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 7(a)(v) to and including the date when sellers of such Registrable Securities under such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by and meeting the requirements of Section 7(a)(v).

(d) Registration Expenses. The Company shall pay all expenses arising from or incident to its performance of, or compliance with, this Agreement, including, without limitation, (i) Commission, stock exchange and NASD registration and filing fees, (ii) all fees and expenses incurred in complying with securities or “blue sky” laws (including reasonable fees, charges and disbursements of counsel to any underwriter incurred in connection with “blue sky” qualifications of the Registrable Securities as may be set forth in any underwriting agreement), (iii) all printing, messenger and delivery expenses, (iv) the fees, charges and expenses of counsel to the Company and of its independent public accountants and any other accounting fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any “cold comfort” letters or any special audits incident to or required by any registration or qualification) and reasonable legal fees, charges and expenses of one law firm incurred, in the case of a Demand Registration or an S-3 Registration, by the Initiating Holders or the S-3 Initiating Holders, as the case may be, and (v) any liability insurance or other premiums for insurance obtained in connection with any Demand Registration or piggy-back registration thereon, Incidental Registration or S-3 Registration pursuant to the terms of this Agreement, regardless of whether such Registration Statement is declared effective. All of the expenses described in the preceding sentence of this Section 7(d) are referred to herein as “Registration Expenses.” The Designated Holders of Registrable Securities sold pursuant to a Registration Statement shall bear the expense of any broker’s commission or underwriter’s discount or commission relating to the registration and sale of such Designated Holders’ Registrable Securities and, subject to clause (iv) above, shall bear the fees and expenses of their own counsel.

8. Indemnification; Contribution.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Designated Holder, its partners, directors, officers, Affiliates and each Person who controls (within the meaning of Section 15 of the Securities Act) such Designated Holder from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) (each, a “Liability” and collectively, “Liabilities”), arising out of or based upon any untrue, or allegedly untrue, statement of a material fact contained in any Registration Statement, prospectus or preliminary prospectus or notification or offering circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which such statements were made, except insofar as such Liability arises out of or is based upon (i) any untrue statement or alleged untrue statement or omission or alleged omission contained in such Registration Statement, preliminary prospectus or final prospectus in reliance and in conformity with information concerning such Designated Holder furnished in writing to the Company by such Designated Holder expressly for use therein, including, without limitation, the information furnished to the Company pursuant to Section 8(b) or (ii) any Designated Holder’s failure to deliver an amended or supplemented preliminary prospectus or final prospectus in which the untrue statement or alleged untrue statement or omission or alleged omission was corrected, and which amended or supplemented preliminary prospectus or final prospectus was provided to the Designated Holder by the Company prior to the time at which such Designated Holder had a duty to deliver such amended or supplemented preliminary prospectus or final prospectus. The Company shall also provide customary indemnities to any underwriters of the Registrable Securities, their officers, directors and employees and each Person who controls such underwriters (within the meaning of Section 15 of the Securities Act).

(b) Indemnification by Designated Holders. In connection with any Registration Statement in which a Designated Holder is participating pursuant to Section 3, Section 4 or Section 5, each such Designated Holder shall promptly furnish to the Company in writing such information with respect to such Designated Holder as the Company may reasonably request or as may be required by law for use in connection with any such Registration Statement or prospectus and all information required to be disclosed in order to make the information previously furnished to the Company by such Designated Holder not materially misleading or necessary to cause such Registration Statement not to omit a material fact with respect to such Designated Holder necessary in order to make the statements therein not misleading. Each Designated Holder agrees to indemnify and hold harmless the Company, each of its directors, each of its officers, any underwriter retained by the Company and each Person who controls the Company or such underwriter (within the meaning of Section 15 of the Securities Act) to the same extent as the foregoing indemnity from the Company to the Designated Holders, but only if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information with respect to such Designated Holder furnished in writing to the Company by such Designated Holder expressly for use in such Registration Statement or prospectus, including, without limitation, the information furnished to the Company pursuant to this Section 8(b); provided, however, that the total amount to be indemnified by such Designated Holder pursuant to this Section 8(b) shall be limited to the net proceeds (after deducting the underwriters’ discounts and commissions) received by such Designated Holder in the offering to which the Registration Statement or prospectus relates.

(c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder (the “Indemnified Party”) agrees to give prompt written notice to the indemnifying party (the “Indemnifying Party”) after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that the failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any Liability that it may have to the Indemnified Party hereunder (except to the extent that the Indemnifying Party is materially prejudiced or otherwise forfeits rights or defenses by reason of such failure). If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel reasonably satisfactory to the Indemnified Party or (iii) the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and such parties have been advised by such counsel that representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct. In any of such cases, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Indemnified Parties. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent, in the case of a settlement involving only the payment of money damages, shall not be unreasonably withheld. No Indemnifying Party shall, without the consent of such Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is a party and indemnity has been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability for claims that have been brought or made in such proceeding.

(d) Contribution. If the indemnification provided for in this Section 8 from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any Liabilities referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Liabilities, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 8(a), 8(b) and 8(c), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding; provided that the total amount to be contributed by such Designated Holder shall be limited to the net proceeds (after deducting the underwriters’ discounts and commissions) received by such Designated Holder in the offering. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this Section 8(d). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

9. Rule 144. The Company covenants that from and after the IPO Effectiveness Date it shall (a) file any reports required to be filed by it under the Exchange Act and (b) take such further action as each Designated Holder may reasonably request (including providing any information necessary to comply with Rule 144 under the Securities Act), all to the extent required from time to time to enable such Designated Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, or Regulation S under the Securities Act or (ii) any successor rules or regulations hereafter adopted by the Commission. The Company shall, upon the request of any Designated Holder, deliver to such Designated Holder a written statement as to whether it has complied with such requirements.

10. Miscellaneous.

(a) Recapitalizations, Exchanges, etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to (i) any and all equity securities of the Company into which the Shares and the Preferred Shares are converted, exchanged or substituted in the Conversion and (ii) any and all equity securities of the Company and the Successor Corporation (whether by merger, consolidation, sale of assets or otherwise) which may be issued at or prior to the Conversion in respect of, in conversion of, in exchange for or in substitution of, the Shares and the Preferred Shares and shall be appropriately adjusted for any dividends, stock splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. The Company shall cause the Successor Corporation to be bound by the terms of this Agreement and to be the “Company” for all purposes herein as a condition of any such transaction, by execution and delivery of an assumption agreement substantially in the form attached as Exhibit A hereto.

(b) No Inconsistent Agreements. The Company represents and warrants that it has not granted to any Person the right to request or require the Company to register any securities issued by the Company, other than the rights granted to the Designated Holders herein. The Company may grant additional registration rights to any Other Stockholder so long as any agreement granting such additional demand registration rights (whether on Form S-3 or otherwise) expressly incorporates and provides (i) that the Designated Holders shall have incidental or “piggy-back” registration rights for their Registrable Securities with respect to any demand registrations by such Other Stockholders, (ii) for purposes of any reduction in the amount of shares of Common Stock to be offered under any registration pursuant to such agreement from the amount requested to be offered by all holders requesting registration of their shares of Common Stock, the Registrable Securities proposed to be included by any Designated Holders shall be reduced in the manner set forth in Section 4(a) of this Agreement and (iii) that the minimum aggregate price to the public at which any Other Stockholders may propose to sell their shares of Common Stock pursuant to a demand right exercised under such agreement is (x) in the case of any demand registration other than on Form S-3 (or any successor form then in effect) for a firm commitment underwritten offering, $30,000,000, (y) in the case of any demand registration other than on Form S-3 (or any successor form then in effect) that is not in the form of a firm commitment underwritten offering, $15,000,000 and (z) in the case of a registration on Form S-3 (or any successor form then in effect), $10,000,000, calculated in the case of each of clauses (x), (y) and (z) based upon the Market Price of the shares of Common Stock to be registered on the date of filing of the Registration Statement with respect to such shares of Common Stock. Any such additional registration rights agreement may include incidental or “piggy-back” rights with respect to Sections 3 and 5 of this Agreement for the Other Stockholders so long as those rights comply with the provisions of Sections 3 and 5 relating to requests by Other Stockholders to include their shares of Common Stock in any offering that is conducted pursuant to Section 3 or 5, as the case may be.

(c) Limitation on “Piggy-Back” or Incidental Registration Rights. Notwithstanding anything herein to the contrary, no Designated Holder shall have “piggy-back” or incidental registration rights with respect to any evergreen Registration Statement that is filed by the Company to register shares of Common Stock that may be reoffered and resold in market-making or other transactions by broker-dealers identified in such Registration Statement after such shares have been publicly sold.

(d) Remedies. The Designated Holders, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of their rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.

(e) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless consented to in writing by (i) the Company, (ii) General Atlantic Shareholders holding Registrable Securities, or Shares and Preferred Shares, as the case may be, representing (after giving effect to any adjustments) at least a majority of the aggregate number of Registrable Securities, or Shares and Preferred Shares, as the case may be, owned by all of the General Atlantic Shareholders and (iii) Class A Shareholders holding Registrable Securities or Shares, as the case may be, representing (after giving effect to any adjustments) at least a majority of the aggregate number of Registrable

Securities or Shares, as the case may be, owned by all of the Class A Shareholders. Any such written consent shall be binding upon the Company and all of the Designated Holders. Notwithstanding the first sentence of this Section 10(e), the Company, without the consent of any other party hereto (other than the General Atlantic Shareholders), may amend this Agreement to add any Subsequent General Atlantic Purchaser as a party to this Agreement as a General Atlantic Shareholder.

(f) Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be made by registered or certified first-class mail, return receipt requested, telecopy, electronic transmission, courier service or personal delivery:

(i) if to the Company:

Archipelago Holdings, L.L.C.

100 South Wacker Drive

Chicago, IL  60606

Telecopy:  (312) 621-0487

Attention:  Kevin O’Hara, Esq.

E-mail:  kevin@archipelago.com

with a copy to:

Sullivan & Cromwell LLP

125 Broad Street

New York, NY  10004-2498

Telecopy:  (212) 558-3588

Attention:  John Evangelakos, Esq.

E-mail:  EvangelakosJ@sullcrom.com

(ii) if to the General Atlantic Shareholders:

c/o General Atlantic Service Corporation

3 Pickwick Plaza

Greenwich, CT  06830

Telecopy:  (203) 622-8818

Attention:  Matthew Nimetz, Esq.
Mr. Thomas J. Murphy

E-mail:  mnimetz@gapartners.com, tmurphy@gapartners.com

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Telecopy:  (212) 757-3990

Attention:   Douglas A. Cifu, Esq.

E-mail:  dcifu@paulweiss.com

(iii) if to any Class A Shareholder, at its address as it appears on its signature page hereto; and

(iv) if to any other Designated Holder, at its address as it appears on the record books of the Company.

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied or sent by electronic transmission. Any party may by notice given in accordance with this Section 10(f) designate another address or Person for receipt of notices hereunder.

(g) Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Company and the Successor Corporation and the successors and permitted assigns of the parties hereto as hereinafter provided. The Demand Registration rights and the S-3 Registration rights and related rights of the General Atlantic Shareholders and the Class A Shareholders contained in Sections 3 and 5, shall be (i) with respect to any Registrable Security that is transferred to a Permitted Transferee of a General Atlantic Shareholder or a Class A Shareholder, automatically transferred to such Permitted Transferee and (ii) with respect to any Registrable Security that is transferred in all other cases, transferred only with the consent of the Company, which consent shall not be unreasonably withheld. The incidental or “piggy-back” registration rights of the Designated Holders contained in Sections 3(b), 4 and 5 and the other rights of each of the Designated Holders with respect thereto shall be, with respect to any Registrable Security, automatically transferred to any Person who is the transferee of such Registrable Security, provided that to the extent that such transfer occurs prior to the Conversion, such Person has been admitted to the Company as an Additional Member (as defined in the Ninth Amended and Restated LLC Agreement) in accordance with the terms of the Ninth Amended and Restated LLC Agreement. Any transfer of rights pursuant to this Section 10(g) shall be contingent upon (x) the transferee providing a written instrument to the Company, in form and substance reasonably satisfactory to the Company, notifying the Company of such transfer and assignment and agreeing in writing to be bound by the terms of this Agreement and (y) the transfer occurring other than pursuant to a Registration Statement under the Securities Act, Rule 144 under the Securities Act (or any successor rule or regulation thereto) or Regulation S under the Securities Act (or any successor rule or regulation thereto); provided, however, that (i) the General Atlantic Shareholders, as a group, and any Class A Shareholder that holds Registrable Securities representing more than 15% of the outstanding Common Stock of the Successor Corporation may only transfer its Demand Registration rights, S-3 Registration rights or “piggy-back” registration rights with respect to any such transfer of its Registrable Securities to up to three (3) other Persons and (ii) each other Class A Shareholder may only transfer its Demand Registration rights, S-3 Registration rights or “piggy-back” registration rights to one (1) other Person with respect to the transfer of its Registrable Securities. All of the obligations of the Company hereunder shall survive any such transfer. Except as provided in Section 8, no Person other than the parties hereto, the Successor Corporation and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

(h) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(i) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(j) GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. The parties hereto irrevocably submit to the exclusive jurisdiction of any state or federal court sitting in the County of New York, in the State of New York over any suit, action or proceeding arising out of or relating to this Agreement. To the fullest extent they may effectively do so under applicable law, the parties hereto irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(k) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

(l) Rules of Construction. Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.

(m) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto with respect to the subject matter contained herein. There are no restrictions, promises, representations, warranties or undertakings with respect to the subject matter contained herein, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

(n) Further Assurances. Each of the parties shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

(o) Other Agreements. Nothing contained in this Agreement shall be deemed to be a waiver of, or release from, any obligations any party hereto may have under, or any restrictions on the transfer of Registrable Securities or other securities of the Company imposed by, any other agreement, including, but not limited to, the Contribution Agreement, the Ninth Amended and Restated LLC Agreement or the Letter Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Registration Rights Agreement on the date first written above.

ARCHIPELAGO HOLDINGS, L.L.C.

By:	/s/ Gerald Putnam
	Name:	Gerald Putnam
	Title:	Chief Executive Officer

GENERAL ATLANTIC PARTNERS 77, L.P.

	By:		GENERAL ATLANTIC PARTNERS, LLC, its General Partner

	By:	/s/ Matthew Nimetz
		Name:	Matthew Nimetz
		Title:	A Managing Member

GAP COINVESTMENT PARTNERS II, L.P.

By:	/s/ Matthew Nimetz
	Name:	Matthew Nimetz
	Title:	A General Partner

GAPSTAR, LLC

	By:	GENERAL ATLANTIC PARTNERS, LLC, its Sole Member

	By:	/s/ Matthew Nimetz
		Name:	Matthew Nimetz
		Title:	A Managing Member

Signature Page to Registration Rights Agreement

GAPCO GMBH & CO. KG

	By:	GAPCO MANAGEMENT GMBH, its General Partner

	By:	/s/ Matthew Nimetz
Name: Matthew Nimetz
Title: A Managing Director

GAP-W, LLC

	By:	GENERAL ATLANTIC PARTNERS, LLC, its Manager

By:	/s/ Matthew Nimetz
Name: Matthew Nimetz
Title: A Managing Member

GAP ARCHA HOLDINGS, INC.

By:	/s/ Matthew Nimetz
Name: Matthew Nimetz
Title: Vice President

Signature Page to Registration Rights Agreement

CLASS A SHAREHOLDER COUNTERPART SIGNATURE

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THE COMPANY, THE GENERAL ATLANTIC SHAREHOLDERS AND

THE CLASS A SHAREHOLDERS (EACH AS DEFINED THEREIN)

Name of Class A Shareholder:	GSP, LLC

Signature:	/s/ Gerald Putnam

Name/Title of Signatory if Signed in Representative Capacity:	Gerald Putnam, President

Address of Class A Shareholder:	100 South Wacker

20th Floor

Chicago, IL 60606

Telecopy:

Attention:

E-mail:

CLASS A SHAREHOLDER COUNTERPART SIGNATURE

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THE COMPANY, THE GENERAL ATLANTIC SHAREHOLDERS AND

THE CLASS A SHAREHOLDERS (EACH AS DEFINED THEREIN)

Name of Class A Shareholder:	Virago Enterprises, L.L.C.

Signature:	/s/ MarrGwen C. Townsend

Name/Title of Signatory if Signed in Representative Capacity:	MarrGwen C. Townsend, Authorized Person

Address of Class A Shareholder:	100 S. Wacker Dr., Suite 2040

Chicago, IL 60606

	Telecopy:	FAX (312) 442-8677

	Attention:	Stuart Townsend

E-mail:	stuart@taltrade.com

CLASS A SHAREHOLDER COUNTERPART SIGNATURE

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THE COMPANY, THE GENERAL ATLANTIC SHAREHOLDERS AND

THE CLASS A SHAREHOLDERS (EACH AS DEFINED THEREIN)

Name of Class A Shareholder:	GS Archipelago Investment, L.L.C.

Signature:	/s/ Duncan Niederauer

Name/Title of Signatory if Signed in Representative Capacity:	Duncan Niederauer, Managing Director

Address of Class A Shareholder:	c/o Goldman Sachs & Co.

One New York Plaza, 42nd floor

New York, NY 10004

Telecopy:

Attention:

E-mail:

CLASS A SHAREHOLDER COUNTERPART SIGNATURE

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THE COMPANY, THE GENERAL ATLANTIC SHAREHOLDERS AND

THE CLASS A SHAREHOLDERS (EACH AS DEFINED THEREIN)

Name of Class A Shareholder:	E*TRADE Archipelago Holdings, L.L.C.

Signature:	/s/ R. Jarrett Lilien

Name/Title of Signatory if Signed in Representative Capacity:	R. Jarrett Lilien, COO and President

Address of Class A Shareholder:	135 E. 57th

31st Floor

New York, NY 10022
Telecopy:

	Attention:	Michael Klena

	E-mail:	Michael.Klena@ETRADE.com

CLASS A SHAREHOLDER COUNTERPART SIGNATURE

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THE COMPANY, THE GENERAL ATLANTIC SHAREHOLDERS AND

THE CLASS A SHAREHOLDERS (EACH AS DEFINED THEREIN)

Name of Class A Shareholder:	Instinet International Corporation

Signature:	/s/ Paul A. Merolla

Name/Title of Signatory if Signed in Representative Capacity:	Paul A. Merolla, Secretary & General Counsel

Address of Class A Shareholder:	3 Times Square

New York, NY 10036

	Telecopy:	Fax: (646) 223-9017

Attention:

	E-mail:	paul.merolla@instinet.com

CLASS A SHAREHOLDER COUNTERPART SIGNATURE

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THE COMPANY, THE GENERAL ATLANTIC SHAREHOLDERS AND

THE CLASS A SHAREHOLDERS (EACH AS DEFINED THEREIN)

Name of Class A Shareholder:	J.P. Morgan Capital, L.P.

Signature:	/s/ Stephen Murray

Name/Title of Signatory if Signed in Representative Capacity:	Stephen Murray, Managing Director

Address of Class A Shareholder:	c/o JPMorgan Partners, LLC

1221 Avenue of the Americas

New York, NY 10020

	Telecopy:	(212) 899-3400

	Attention:	Official Notices Clerk

	E-mail:	stephen.murray@jpmorganpartners.com

CLASS A SHAREHOLDER COUNTERPART SIGNATURE

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THE COMPANY, THE GENERAL ATLANTIC SHAREHOLDERS AND

THE CLASS A SHAREHOLDERS (EACH AS DEFINED THEREIN)

Name of Class A Shareholder:	American Century Ventures II, L.L.C.

Signature:	/s/ Harold Bradley

Name/Title of Signatory if Signed in Representative Capacity:	Harold Bradley, President

Address of Class A Shareholder:	c/o American Century Investments 15th Floor

Kansas City, MO 64111

Telecopy:

Attention:

E-mail:

CLASS A SHAREHOLDER COUNTERPART SIGNATURE

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THE COMPANY, THE GENERAL ATLANTIC SHAREHOLDERS AND

THE CLASS A SHAREHOLDERS (EACH AS DEFINED THEREIN)

Name of Class A Shareholder:	Merrill Lynch L.P. Holdings Inc.

Signature:	/s/ Curtis W. Cariddi

Name/Title of Signatory if Signed in Representative Capacity:	Curtis W. Cariddi, V.P.

Address of Class A Shareholder:	4 World Financial Center

23rd Floor

New York, NY 10080

	Telecopy:	(212) 449 - 1119

	Attention:	Curt Cariddi

	E-mail:	curt_cariddi@ml.com

CLASS A SHAREHOLDER COUNTERPART SIGNATURE

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THE COMPANY, THE GENERAL ATLANTIC SHAREHOLDERS AND

THE CLASS A SHAREHOLDERS (EACH AS DEFINED THEREIN)

Name of Class A Shareholder:	Pacific Exchange, Inc.

Signature:	/s/ Philip DeFeo

Name/Title of Signatory if Signed in Representative Capacity:	Philip DeFeo, Chairman and CEO

Address of Class A Shareholder:	115 Sansome St.

San Francisco, CA 94118

	Telecopy:	(415) 835-4872

Attention:

	E-mail:	pdefeo@pacificex.com

CLASS A SHAREHOLDER COUNTERPART SIGNATURE

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THE COMPANY, THE GENERAL ATLANTIC SHAREHOLDERS AND

THE CLASS A SHAREHOLDERS (EACH AS DEFINED THEREIN)

Name of Class A Shareholder:	Fidelity Global Brokerage Group, Inc.

Signature:	/s/ William O. Baxter

Name/Title of Signatory if Signed in Representative Capacity:	William O. Baxter, Senior Vice President

Address of Class A Shareholder:	200 Seaport Blvd. Z2H

Boston, MA 02210

	Telecopy:	(617) 443-4024

	Attention:	Bill Baxter

	E-mail:	bill.baxter@fmr.com

CLASS A SHAREHOLDER COUNTERPART SIGNATURE

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THE COMPANY, THE GENERAL ATLANTIC SHAREHOLDERS AND

THE CLASS A SHAREHOLDERS (EACH AS DEFINED THEREIN)

Name of Class A Shareholder:	Charles Schwab & Co., Inc.

Signature:	/s/ Lawrence Leibowitz

Name/Title of Signatory if Signed in Representative Capacity:	Lawrence Leibowitz, Executive Vice President

Address of Class A Shareholder:	c/o Schwab Capital Markets

111 Pavonia Avenue East, 15th Floor

Jersey City, NJ 07310

Telecopy:

Attention:

E-mail:

CLASS A SHAREHOLDER COUNTERPART SIGNATURE

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THE COMPANY, THE GENERAL ATLANTIC SHAREHOLDERS AND

THE CLASS A SHAREHOLDERS (EACH AS DEFINED THEREIN)

Name of Class A Shareholder:	Spear, Leeds & Kellogg, L.P.

Signature:	/s/ Duncan Niederauer

Name/Title of Signatory if Signed in Representative Capacity:	Duncan Niederauer, Managing Director

Address of Class A Shareholder:	c/o Spear, Leeds & Kellogg, L.P.

120 Broadway, 6th Floor

New York, NY 10271

Telecopy:

Attention:

E-mail:

CLASS A SHAREHOLDER COUNTERPART SIGNATURE

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THE COMPANY, THE GENERAL ATLANTIC SHAREHOLDERS AND

THE CLASS A SHAREHOLDERS (EACH AS DEFINED THEREIN)

Name of Class A Shareholder:	TD Waterhouse Group, Inc.

Signature:	/s/ Joseph Barra

Name/Title of Signatory if Signed in Representative Capacity:	Joseph Barra, Executive Vice President

Address of Class A Shareholder:	100 Wall St.

29th Floor

New York, NY 10005

	Telecopy:	(212) 908-7077

	Attention:	Joe Barra

	E-mail:	joebarra@tdwaterhouse.com

CLASS A SHAREHOLDER COUNTERPART SIGNATURE

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THE COMPANY, THE GENERAL ATLANTIC SHAREHOLDERS AND

THE CLASS A SHAREHOLDERS (EACH AS DEFINED THEREIN)

Name of Class A Shareholder:	Fleet Securiites, Inc.

Signature:	/s/ Charles Siegel

Name/Title of Signatory if Signed in Representative Capacity:	Charles Siegel, Secretary

Address of Class A Shareholder:	26 Broadway

New York, NY 1009

	Telecopy:	(212) 747-2079

	Attention:	Charles Siegel

	E-mail:	csiegel@usclearing.com

CLASS A SHAREHOLDER COUNTERPART SIGNATURE

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THE COMPANY, THE GENERAL ATLANTIC SHAREHOLDERS AND

THE CLASS A SHAREHOLDERS (EACH AS DEFINED THEREIN)

Name of Class A Shareholder:	Credit Suisse First Boston Next Fund, Inc.

Signature:	/s/ Alan Freudenstein

Name/Title of Signatory if Signed in Representative Capacity:	Alan Freudenstein, Vice President

Address of Class A Shareholder:	11 Madison Ave

New York, NY 10010

	Telecopy:	(646) 935-7122

	Attention:	Alan Freudenstein

	E-mail:	alan.freudenstein@csfb.com

CLASS A SHAREHOLDER COUNTERPART SIGNATURE

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THE COMPANY, THE GENERAL ATLANTIC SHAREHOLDERS AND

THE CLASS A SHAREHOLDERS (EACH AS DEFINED THEREIN)

Name of Class A Shareholder:	Lehman Brothers, Inc.

Signature:	/s/ Chris Kapsaroff

Name/Title of Signatory if Signed in Representative Capacity:	Chris Kapsaroff, Vice President

Address of Class A Shareholder:	745 7th Avenue

New York, NY 10019

Telecopy:

Attention:

	E-mail:	Ckapsaro@lehman.com

CLASS A SHAREHOLDER COUNTERPART SIGNATURE

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THE COMPANY, THE GENERAL ATLANTIC SHAREHOLDERS AND

THE CLASS A SHAREHOLDERS (EACH AS DEFINED THEREIN)

Name of Class A Shareholder:	National Discount Brokers Group, Inc.

Signature:	/s/ Clifford Goldstein

Name/Title of Signatory if Signed in Representative Capacity:	Clifford Goldstein, Vice President

Address of Class A Shareholder:	c/o Deutsche Bank

60 Wall St. MS-NY C60-3103

New York, NY 10005

	Telecopy:	(212) 792-0387

Attention:	Cliff Goldstein

E-mail:	cliff.goldstein@db.com

CLASS A SHAREHOLDER COUNTERPART SIGNATURE

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THE COMPANY, THE GENERAL ATLANTIC SHAREHOLDERS AND

THE CLASS A SHAREHOLDERS (EACH AS DEFINED THEREIN)

Name of Class A Shareholder:	Banc of America Technology Investment, Inc.

Signature:	/s/ Daniel Friel

Name/Title of Signatory if Signed in Representative Capacity:	Daniel Friel, Senior Vice President

Address of Class A Shareholder:	100 N. Tryon St.

Charlotte, NC 20255

	Telecopy:	(704) 386-2358

	Attention:	Daniel Friel

E-mail:

CLASS A SHAREHOLDER COUNTERPART SIGNATURE

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THE COMPANY, THE GENERAL ATLANTIC SHAREHOLDERS AND

THE CLASS A SHAREHOLDERS (EACH AS DEFINED THEREIN)

Name of Class A Shareholder:	JL Management, LLC

Signature:	/s/ Lawrence Leibowitz

Name/Title of Signatory if Signed in Representative Capacity:	Lawrence Leibowitz, Managing Member

Address of Class A Shareholder:	c/o Schwab Capital Markets

111 Pavonia Avenue East, 15th Floor

Jersey City, NJ 07310

Telecopy:

Attention:

E-mail:

CLASS A SHAREHOLDER COUNTERPART SIGNATURE

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THE COMPANY, THE GENERAL ATLANTIC SHAREHOLDERS AND

THE CLASS A SHAREHOLDERS (EACH AS DEFINED THEREIN)

Name of Class A Shareholder:	Terra Nova Trading, L.L.C.

Signature:	/s/ Gerald Putnam

Name/Title of Signatory if Signed in Representative Capacity:	Gerald Putnam, Chairman

Address of Class A Shareholder:	100 South Wacker

15th Floor

Chicago, IL 60606

Telecopy:

Attention:

E-mail:

CLASS A SHAREHOLDER COUNTERPART SIGNATURE

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THE COMPANY, THE GENERAL ATLANTIC SHAREHOLDERS AND

THE CLASS A SHAREHOLDERS (EACH AS DEFINED THEREIN)

Name of Class A Shareholder:	SLK-Hull Derivatives LLC

Signature:	/s/ Peter J. Layton

Name/Title of Signatory if Signed in Representative Capacity:	Peter J. Layton, Managing Director

Address of Class A Shareholder:	Hull Group, L.L.C.

311 South Wacker Drive, 8th Floor

Chicago, IL 60606

Telecopy:

Attention:

E-mail:

CLASS A SHAREHOLDER COUNTERPART SIGNATURE

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THE COMPANY, THE GENERAL ATLANTIC SHAREHOLDERS AND

THE CLASS A SHAREHOLDERS (EACH AS DEFINED THEREIN)

Name of Class A Shareholder:	E*TRADE Securities, Inc.

Signature:	/s/ R. Jarrett Lilien

Name/Title of Signatory if Signed in Representative Capacity:	R. Jarrett Lilien, COO & President

Address of Class A Shareholder:	135 E. 57th

31st Floor

New York, NY 10022

Telecopy:

	Attention:	Michael Klena

	E-mail:	michael.klena@ETRADE.com

CLASS A SHAREHOLDER COUNTERPART SIGNATURE

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THE COMPANY, THE GENERAL ATLANTIC SHAREHOLDERS AND

THE CLASS A SHAREHOLDERS (EACH AS DEFINED THEREIN)

Name of Class A Shareholder:	JPMorgan Securities, Inc.

Signature:	/s/ Richard B. Weston

Name/Title of Signatory if Signed in Representative Capacity:	Richard B. Weston, Managing Director

Address of Class A Shareholder:	270 Park Avenue

New York, NY 10017

	Telecopy:	(212) 622-0381

	Attention:	Rich Weston

	E-mail:	rich.weston@jpmorgan.com

Schedule 1

GSP, LLC

Virago Enterprises, L.L.C.

GS Archipelago Investment, L.L.C.

E*TRADE Archipelago Holdings, L.L.C.

Instinet International Corporation

J.P. Morgan Capital, L.P.

American Century Ventures II, L.L.C.

Merrill Lynch L.P. Holdings Inc.

Pacific Exchange, Inc.

Fidelity Global Brokerage Group, Inc.

Charles Schwab & Co., Inc.

Spear, Leeds & Kellogg, L.P.

TD Waterhouse Group, Inc.

Fleet Securities, Inc.

Credit Suisse First Boston Next Fund, Inc.

Lehman Brothers Inc.

National Discount Brokers Group, Inc.

Banc of America Technology Investments, Inc.

JL Management, LLC

Terra Nova Trading, L.L.C.

SLK-Hull Derivatives LLC

E*TRADE Securities, Inc.

JP Morgan Securities, Inc.

Exhibit A

ASSUMPTION AGREEMENT (this “Assumption Agreement”), dated as of                        , 200_, made by                                     , a Delaware corporation (the “Successor Corporation”), in favor of General Atlantic Partners 77, L.P., a Delaware limited partnership (“GAP LP”), GAP Coinvestment Partners II, L.P., a Delaware limited partnership (“GAP Coinvestment”), GapStar, LLC, a Delaware limited liability company (“GapStar”), GAPCO GmbH & Co. KG, a German limited partnership (“GmbH Coinvestment”), GAP-W, LLC, a Delaware limited liability company (“GAP-W”), GAP Archa Holdings, Inc., a Delaware corporation (“GAP Holdings”), and the Class A Members of the Company and the Affiliates of certain of such Class A Members, in each case as listed on Schedule 1 hereto (the “Class A Members”).

W I T N E S S E T H :

WHEREAS, the Company and GAP Holdings have entered into that certain Contribution Agreement, dated November 12, 2003 (as amended, supplemented or otherwise modified from time to time, the “Contribution Agreement”);

WHEREAS, the Company, GAP Holdings, the Class A Members and the other signatories thereto have entered into that certain Ninth Amended and Restated Limited Liability Company Agreement of the Company, dated November 12, 2003 (as amended, supplemented or otherwise modified from time to time, the “Ninth Amended and Restated LLC Agreement”);

WHEREAS, in order (a) to induce GAP Holdings to enter into the Contribution Agreement, and (b) to induce GAP Holdings and each of the Class A Members to enter into the Ninth Amended and Restated LLC Agreement, the Company, GAP LP, GAP Coinvestment, GapStar, GmbH Coinvestment, GAP-W, GAP Holdings and the Class A Members have entered into that certain Registration Rights Agreement, dated November 12, 2003 (as amended, supplemented or otherwise modified from time to time, the “Registration Rights Agreement”);

WHEREAS, the Registration Rights Agreement requires the Successor Corporation to become a party to the Registration Rights Agreement; and

WHEREAS, the Successor Corporation has agreed to execute and deliver this Assumption Agreement in order to become a party to the Registration Rights Agreement;

NOW, THEREFORE, IT IS AGREED:

1. Registration Rights Agreement. By executing and delivering this Assumption Agreement, the Successor Corporation, as provided in Section 10(a) of the Registration Rights Agreement, hereby becomes a party to the Registration Rights Agreement as the “Company” thereunder with the same force and effect as if originally named therein as the Company and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of the Company thereunder.

2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[NAME OF SUCCESSOR]

By:
Name:
Title:

Address for Notices:

[____________]
[____________]
Telecopy:
Attention:
E-mail: